UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	August 21, 2008

PROXIM WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1561 Buckeye Drive, Milpitas, CA	95035
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 383-7600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 21, 2008, Proxim Wireless Corporation received a Nasdaq Staff Determination indicating that Proxim fails to comply with the minimum bid price requirements for continued listing set forth in Marketplace Rule 4310(c)(4) and that its securities are, therefore, subject to delisting from The Nasdaq Capital Market.  Proxim has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination, which has the effect of staying the determination of the Nasdaq Staff pending the Panel’s decision.  That appeals hearing is currently scheduled for October 23, 2008.  There can be no assurance that the Panel will grant Proxim’s request for continued listing, as to what actions Proxim may take in its efforts to stay listed, as to what actions Proxim may take if its request for continued listing is denied, or as to timing for any of these issues

On August 27, 2008, Proxim issued a press release announcing the matters disclosed in this Item 3.01.  A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM WIRELESS CORPORATION

Dated: August 27, 2008	By:	/s/ David L. Renauld
David L. Renauld
Vice President

EXHIBIT INDEX

Number	Title

99.1	Press release dated August 27, 2008

2